CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation in the Registration Statement of National Investment Managers Inc. on Amendment No. 2 to Form SB-2 (Registration No. 333-******), of our report dated March 3, 2006, with respect to the consolidated financial statements of National Investment Managers Inc. and Subsidiaries as of December 31, 2005 and for the year then ended and the period from December 13, 2004 (date of capitalization of Duncan Capital Financial Group, Inc., the "accounting acquirer") to December 31, 2004.


                                        /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
August 18, 2006